(logo) PNC

REAL ESTATE

MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, David D. Spotts, as Senior Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1. A review of the Servicer’s activities during the calendar year 2022 (the “Reporting Period”) and of its performance under the Servicing Agreement has been made under the undersigned officer’s supervision; and

2. To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the Reporting Period.

Dated: February 22, 2023

Midland Loan Services, a division of

PNC Bank, National Association

/s/ David D. Spotts

David D. Spotts

Senior Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard   Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

BMO Commercial Mortgage Securities LLC

Recipient Role Deal Name Series Number	Midland Role
Depositor PKHL 2021-MF Series 2021-MF	Master Servicer

Depositor                                           BMO 2022-C1                                                                                           Series 2022-C1

Master and Special Servicer of the Coleman Highline Phase IV loan under the BBCMS 2022-C14 PSA

Master Servicer of the IPCC National Storage Portfolio XV loan and the 2 Riverfront Plaza loan under the BBCMS 2022-C15 PSA

Master Servicer of the Meadowood Mall mortgage loan under the 3650R 2022-PF2 PSA

Master Servicer of the Bedrock Portfolio under the Benchmark 2022-B32 PSA

None
Depositor BMO 2022-C2 Series 2022-C2	Master Servicer

Master Servicer on the Yorkshire & Lexington Towers loan and the 79 Fifth Avenue loan under the CGCMT 2022-GC48 PSA, on the Phoenix Industrial Portfolio VIII loan under the BBCMS 2022C16 PSA, and on the 2 Riverfront Plaza loan under the BBCMS 2022-C15 PS

  Depositor                                             BMO 2022-C3                                                                                           Series 2022-C3                                            Master and Special Servicer

Master Servicer on the Yorshire & Lexington Towers loan under the CGCMT 2022-GC48 PSA.

Master Servicer on the Icon One Daytona loan under the 3650R 2021-PF1 PSA.

Master Servicer of the 469 7th Avenue loan and the Wells Fargo Center Tampa loan under the BMARK 2022-B37 PSA

Master Servicer of the Central States Industrial Portfolio loan, the Lakeshore Marketplace loan, and the Art Ovation Hotel loan under the 3650R 2022-PF2 PSA